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                                                                    Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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        We hereby consent to the incorporation by reference in the Registration
Statement of Organogenesis Inc. (the "Company") on this Form S-8 pertaining to its 1995 Stock Option Plan of our report dated February 15, 1995, on our audits of the consolidated financial statements of Organogenesis Inc. as of December
31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 which report is included in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 1995. We also consent to the reference to our Firm under the caption "Experts."


                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
November 14, 1995